EXHIBIT 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered September 18 .2007, effective as of October 1, 2007 (the “Effective Date”), between INZON, INC., a Delaware corporation, (the “Company”), with a principal place of business at 238 NE 1st Ave, Delray Beach, Florida 33444 and Sydney D. (Trip) Camper III, an individual (the “Executive”), whose address is 2831 NE 36st Fort Lauderdale, Florida, 33308

RECITALS:

A. The Company provides telecommunications services and information solutions and services (the “Business”).

B. The Executive has extensive experience in the industry and has extensive experience as a chief executive officer.

C. The Company wishes to employ Executive.

D. The Company has in effect a policy of director and officer liability insurance.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive hereby agree as follows:

AGREEMENT

1. EMPLOYMENT. The Company hereby agrees to employ Executive and Executive hereby accepts such employment in his capacity of Chief Executive Officer/President, upon the terms and conditions hereinafter set forth. The Executive shall diligently perform all services as may be assigned to him by the Board of Directors of the Company (the “Board”), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Company may also direct Executive to perform such duties for other entities which are now or may in the future be affiliated with the Company (the “Affiliates”), subject to the limitation that Executive’s overall time commitment is comparable to similarly situated executives. Executive shall serve the Company and the Affiliates faithfully, diligently and to the best of his ability. Executive agrees during the Term (as hereinafter defined) of this Agreement to devote all of his full-time business efforts, attention, energy and skill to the performance of his employment to furthering the interest of the Company and the Affiliates. The Executive shall render such services at the Company’s location at 238 NE 1st Ave, Delray Beach, Florida 33444, or at another suitable location selected by the Company. During the Term, Executive shall not engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior written consent of the Board; provided however, that Executive shall be entitled to serve as a non-executive director of up to two other companies, as long as such companies do not compete with the Company or its subsidiaries.

2. COMPENSATION/BENEFITS.

(a) Salary. Company shall pay Executive a base salary (the “Base Salary”), of $300,000. Said salary shall be paid consistent with the Company’s payroll policies and procedures for all employees. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the sole discretion of the Board, be increased at any time or from time to time.

(b) Performance Bonus. During the Term, Executive shall be eligible to receive an annual bonus (“Bonus”) at the discretion of the Board, or pursuant to one or more written plans adopted by the Board of the Company. The amount of any such Bonus, assuming Executive’s achievement of applicable milestones (as determined by the Board from time to time), shall be based primarily upon the overall performance of the Company. The Bonus, if any, shall be payable on an annual basis at such time as the Board shall determine. In respect of calendar year 2007, Executive will be guaranteed 60% ($75,000) of the pro-rated maximum bonus amount of $125,000, with the balance of $50,000 to be subject to the achievement of milestones for calendar year 2007 to be established by the Compensation Committee of the Board of Directors in September 2007.

(c) Employee Benefits. Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other executive employees, subject to the eligibility requirements, restrictions and limitations of any such programs, including, but not limited to, health, dental, hospitalization, surgical and major medical coverage, pension and other retirement plans, including any 401K Plan, sick leave, salary continuation, vacation and holidays and other fringe benefits. ( Health, dental, and any other medical coverage premium will be paid to employee direct as he chooses at his option not to participate in this benefit at his discretion)

(d) Vacation. Executive shall be entitled to six weeks of vacation each calendar year during the Term, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may not be carried forward into any succeeding calendar year: provided that Executive shall be entitled to carry forward into the next year up to (10) unused vacation days for such year.

(e) Business Expense Reimbursement; Telephone Expenses. Upon the submission of proper substantiation by Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse Executive for all reasonable expenses actually paid or incurred by the Executive during the Term in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company. This reimbursement shall cover, among other things, the cost of Executive’s cellular telephone use in connection with his employment hereunder. The Executive will receive PER DIEM expenses for all meals at his option for all travel from the time he leaves home until his return to home.

(f) Air Travel The Executive will travel coach for all domestic travel excluding flights over five hours. All international flights Executive will be able to travel first class.

The COMPANY shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance or in connection with the business of the COMPANY and its subsidiaries, including, without limitation, automobile allowance and expenses, traveling expenses, cellular telephone expenses and all reasonable entertainment expenses.  Executive agrees that he will furnish the COMPANY’S adequate records and other documents bearing evidence required by state and federal statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal and state income tax returns of the COMPANY. If Executive pays for such expenses in the first instance the COMPANY will reimburse him. The Company shall issue to the Executive a corporate American Express card for use in connection with expenses incurred in connection with the performance of this Agreement. In addition the Executive is to receive a car allowance of $650 per month.

(f) Start-Up Living Expenses. During a transitional period ending December 31, 2007, the Company will reimburse to the Executive upon receipt of proper documentation, his living expenses within the Broward County, Florida area, not to exceed $10,000.

3. STOCK OPTIONS. Following the adoption by the Company and stockholder approval of a stock option plan, the Company shall grant to the Executive options (the “Stock Option”) to purchase up to 1,000,000 shares of common stock (the “Common Stock”) of the Company under (and therefore subject to all terms and conditions of) the Company’s stock option plan, as may be amended from time-to-time, and any successor plan thereto (the “Stock Option Plan”) and all rules of regulation of the Securities and Exchange Commission applicable to stock option plans then in effect. The Stock Option shall have an exercise price per share equal to the fair market value of the Common Stock on the date of the grant, as determined by the Board (or the Compensation Committee thereof). The Stock Option will vest, subject to continued employment as of the vesting date, as follows: (i)  1/4 will vest and become exercisable on the first anniversary of the Effective Date; and (ii) an additional 1/48th will vest and become exercisable at the end of each one-month period thereafter, so as to become 100% vested by the fourth anniversary of the Effective Date. No right to any Common Stock is earned or accrued until such time that vesting occurs (subject to Executive being employed and in good standing hereunder on each vesting date), nor does the grant confer any right to continued vesting or employment. The Stock Option shall lapse as provided in the Stock Option Plan.

4. TERM. The Term of employment hereunder will commence on the Effective Date, and end five years thereafter (the “Term”), unless terminated earlier pursuant to Section 6 of this Agreement. The Term shall automatically renew (“Renewal Term”) for successive one year terms, unless written notification of non-renewal is provided by either party no less than 30 days prior to the expiration of the Term or the then current Renewal Term.

5. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. The Executive represents and warrants to the Company as follows:

(a) Executive has the full right to enter into this Agreement and perform all duties hereunder, and has made no contract or other commitment in contravention of the terms hereof (including, without limitation, contracts or obligations respecting trade secrets or proprietary information or otherwise restricting competition), or which would prevent Executive from using his best efforts in the performance of his duties hereunder. Executive has fulfilled all of his obligations under all prior employment or consulting agreements (or similar arrangements), and there is not, under any of the foregoing, any existing default or breach by Executive with respect thereto.

(b) Executive’s performance hereunder shall not constitute a default under any contract or other commitment to which the Executive is bound.

(c) All information furnished by Executive to the Company is to the best of Executive’s knowledge, true and complete (including, without limitation, documentary evidence of Executive’s identity and eligibility for employment in the United States), and Executive will promptly advise the Company with respect to any change in the information of record.

(d) Executive is not subject to any order, decree or decision precluding him from performing his duties as described herein.

(e) Executive declares that he has read and understands all the terms of this Agreement; that he has had ample opportunity to review it with his attorney before signing it; that no promise, inducement, or agreement has been made except as expressly provided in this Agreement; that it contains the entire Agreement between the parties; and that he enters into this Agreement fully, voluntarily, knowingly and without coercion.

(f) Executive acknowledges that the Company reserves the right to conduct background investigations and/or reference checks on all of its potential employees. By executing this Agreement, Executive authorizes the Company to conduct such an investigation. Executive further acknowledges that his employment is contingent upon a clearance of such a background investigation and/or reference check.

6. DEATH, DISABILITY AND TERMINATION.

(a) Death. In the event of the death of the Executive during the Term of the Agreement, accrued Base Salary, vacation and expense reimbursement shall be paid to the Executive’s designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive for 4 years. Other death benefits will be determined in accordance with the terms of the Company’s benefit programs and plans.

(b) Disability.

(i) In the event of the Executive’s disability, as hereinafter defined, the Executive shall be entitled to receive the Executive’s Base Salary, at the annual rate in effect immediately prior to the commencement of disability, for a period of 4 years from the date on which the disability has deemed to occur as hereinafter provided below. Any amounts provided for in this Section 6(b) shall not be offset by other long-term disability benefits obtained by Executive hereunder.

(ii) “Disability” for purposes of this Agreement, shall be deemed to have occurred in the event (1) the Executive is unable by reason of sickness or accident to perform the Executive’s duties under this Agreement for a cumulative total of 12 weeks within any one calendar year; (2) the Executive is unable to perform Executive’s duties for 90 consecutive days; or (3) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

(iii) Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Executive becomes reemployed by the Company, whether as an employee or a consultant, any salary, annual incentive payments or other benefits earned by the Executive from such employment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

(c) Termination by the Company for Cause.

(i) Nothing herein shall prevent the Company from terminating Executive for “Cause” as hereinafter defined. The Executive shall continue to receive the Base Salary only for a period of four years starting with the date of such termination as provided in this Section 6(c). Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

(ii) “Cause” shall mean any of the following: (1) commission or participation by Executive in an injurious act of personal dishonesty, fraud, gross neglect, misrepresentation or embezzlement against the Company or any Affiliate; (2) Executive’s conviction of a felony; (3) commission or participation by Executive in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company; or (4) continued willful violations by Executive of his obligations to the Company (provided that, the Company shall have delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6(c)(ii)(4) and specifying the particulars thereof and the Executive shall be given a 15 day period to cure such conduct).

(d) Termination by the Company Other than for Cause.

(i) The foregoing notwithstanding, the Company shall have the right, at any time, to terminate the Executive’s employment for whatever reason it deems appropriate upon written notice to the Executive. In the event such termination is not based on Cause, as provided in Section 6(c) above, or if Executive’s employment is terminated under Sections 6(f) or 6(g) hereto, the Company shall continue to pay the Executive’s Base Salary for a period of 4 years from notice of termination hereunder payable in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes. In addition, subject to the Executive’s timely electing COBRA continuation coverage, the Company will continue to pay health insurance premiums in the same proportion as if Executive had remained an active employee for purposes of group medical coverage for Executive and his family (as in effect immediately prior to Executive’s termination) until the earlier of: (1) 4 years from the effective date of termination.

(e) Voluntary Termination. In the event the Executive terminates the Executive’s employment on the Executive’s own volition (except as provided in Section 6(g)) prior to the expiration of the Term or any Renewal Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in connection with Section 6(a). A termination of the Executive’s employment by the mutual agreement of the Executive and the Company shall not be deemed a Termination by the Company Other than for Cause as provided in Section 6(d). Likewise, any public or published statement by either the Executive or the Company after the date of Executive’s termination that characterizes the termination of Executive as a “resignation” or other voluntary departure by the Executive shall have no bearing on or otherwise change the determination that Executive’s termination is a Termination by the Company Other than for Cause.

(f) Termination Following a Change of Control and Compensation Reduction.

(i) In the event that a “Change in Control,” as hereinafter defined, of the Company shall occur at any time during the Term or Renewal Term hereof, and within 12 months of the occurrence of such “Change in Control” event the Company terminates the Executive without Cause or the Executive shall terminate the Executive’s employment under this Agreement, then, in any such event such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such compensation and benefits as set forth in Section 6(d) of this Agreement. In addition, upon the effective date of such termination, the vesting of the Stock Option or any other shares of capital stock of the Company subject to all equity awards granted during the Term or any Renewal Term that remain outstanding as of the time of such termination, shall accelerate as to 100% of the then unvested equity awards.

(ii) For purposes of this Agreement, a “Change in Control”‘ of the Company shall mean any of the following:

(1) a sale of all or substantially all of the assets of the Company;

(2) the acquisition of more than 50% of the Common Stock of the Company (with all classes or series thereof treated as a single class) by any person or group of persons; provided, that, the acquisition of 50% or more of the Common Stock of the Company ;

(3) a reorganization of the Company whereby the holders of Common Stock of the Company receive stock in another company (other than a subsidiary of the Company), a merger of the Company with another company whereby there is a 50% or greater change in the ownership of the Common Stock of the Company as a result of such merger, or any other transaction in which the Company (other than as the parent corporation) is consolidated for federal income tax purposes or is eligible to be consolidated for federal income tax purposes with another corporation; or

(4) in the event that the Common Stock of the Company is traded on an established securities market, a public announcement that any person has acquired or has the right to acquire beneficial ownership of more than 50% of the then-outstanding Common Stock; for purposes hereof the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Securities and Exchange Act of 1934, as amended, or related rules promulgated by the Securities and Exchange Commission, or the commencement of or public announcement of an intention to make a tender offer or exchange offer for more than 50% of the then outstanding shares of Common Stock; provided, however, that a Change of Control shall expressly not include (x) any consolidation or merger effected exclusively to change the domicile of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes.

(g) Constructive Termination. Notwithstanding anything herein to the contrary, the Executive shall have the right, upon written notice to the Company, to terminate his employment in the event of the occurrence of “Constructive Termination” (as hereinafter defined). For purposes hereof, “Constructive Termination” shall be deemed to occur if, without the Executive’s written consent: (i) Executive is assigned a title, duties or responsibilities below the senior executive officer level (provided, however, that there shall not be a Constructive Termination if Executive is assigned a comparable title, duties or responsibilities with respect to the acquired or surviving entity or a division or unit thereof resulting from a transaction involving the Company or its assets (e.g., the senior executive of a business unit or president of the subsidiary of an acquirer)); (ii) there is a material reduction by the Company of the Executive’s Base Salary as in effect immediately prior to such reduction (except as part of a base salary reduction generally applicable to all executives of the Company); or (iii) Executive is relocated to a facility or a location more than 35 miles from the Company’s current offices; provided, however, that the Company shall have a period of 15 days following receipt of written notice from the Executive specifying the grounds for a purported Constructive Termination to cure any event or failure that would otherwise constitute a Constructive Termination.

(h) Release. The payment of any severance amount under this Section 6 is conditioned on the Executive executing and delivering to the Company a standard waiver and general release of claims promptly after the effective date of termination (without any revocation thereof).

7. COVENANT NOT TO COMPETE/NON-SOLICITATION. Executive acknowledges and recognizes the highly competitive nature of the Company’s Business and the goodwill and business strategy of the Company constitute a substantial asset of the Company. Executive further acknowledges and recognizes that during the course of the Executive’s employment Executive will receive specific knowledge of the Company’s Business, access to trade secrets and Confidential Information (as hereinafter defined), participate in business acquisitions and decisions, and that it would be impossible for Executive to work for a competitor without using and divulging this valuable Confidential Information. Executive further acknowledges that this covenant not to compete is an independent covenant within this Agreement. This covenant shall survive this Agreement and shall be treated as an independent covenant for the purposes of enforcement. Executive agrees to the following:

(a) that all times during the Term and any Renewal Terms and for a period of one year after termination of the Executive’s employment under this Agreement or any renewal or extension thereof (the “Restricted Period’), for whatever reason and in any geographic areas in which the Company operated or was actively planning on operating as of date of termination of the Executive’s employment (the “Restricted Area”), Executive will not individually or in conjunction with others, directly engage in Competition (as hereinafter defined) with the Business of the Company, whether as an officer, director, proprietor, employer, employee, partner independent contractor, investor, consultant, advisor, agent or otherwise; provided that this provision shall not apply to the Executive’s ownership of the capital stock, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than three percent of any class of capital stock of such corporation;

(b) that during the Restricted Period and within the Restricted Area, Executive will not, indirectly or directly, compete with the Company by soliciting, inducing or influencing any of the Company’s customers that have a business relationship with the Company at any time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company;

(c) that during the Restricted Period and within the Restricted Area, Executive will not (i) directly or indirectly recruit any employee of the Company to discontinue such employment relationship with the Company, or (ii) employ or seek to employ, or cause to permit any business which competes directly or indirectly with the Business of the Company to employ or seek to employ for any such business any person who is then (or was at any time within six months prior to the date Executive or the competitive business employs or seeks to employ such person) employed by the Company;

(d) that during the Restricted Period, Executive will not interfere with, disrupt attempt to disrupt any past or present relationship contractual or otherwise, between the Company and any Company’s employees.

(e) For purposes hereof, “Competition” shall mean any company, partnership, limited liability company or other entity any portion of whose business directly or indirectly competes with the Business of the Company.

(f) In the event that a court of competent jurisdiction shall determine that any provision of this Section 7 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 7 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

(g) If the Executive shall be in violation of any provision of this Section 7, then each time limitation set forth in this Section 7 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 7 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

8. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a) Executive acknowledges that the Company’s trade secrets, private or secret processes, methods and ideas, as they exist from time to time, and information concerning the Company’s services, business records and plans, inventions, acquisition strategy, price structure and pricing, discounts, costs, computer programs and listings, source code and/or subject code, copyright trademark proprietary information, formulae, protocols, forms, procedures, training methods, development technical information, know-how, show-how, new product and service development, advertising budgets, past, present or planned marketing, activities and procedures, method for operating the Company’s Business, credit and financial data concerning the Company’s customers, and marketing; advertising, promotional and sales strategies, sales presentations, research information, revenues, acquisitions, practices and plans and information which is embodied in written or otherwise recorded form, and other information of a confidential nature not known publicly or by other companies selling to the same markets and specifically including information which is mental, not physical (collectively, the “Confidential Information”) are valuable, special and unique assets of the Company, access to and knowledge of which have been provided to Executive by virtue of Executive’s association with the Company. In light of the highly competitive nature of the industry in which the Company’s business is conducted, Executive agrees that all Confidential Information, heretofore or in the future obtained by Executive as a result of Executive’s association with the Company shall be considered confidential.

(b) The Executive agrees that the Executive shall (i) hold in confidence and not disclose or make available to any third party any such Confidential Information obtained directly or constructively from the Company, unless so authorized in writing by the Company; (ii) exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information; (iii) not use, directly or indirectly. the Confidential information in order to perform the Executive’s duties and responsibilities to the Company; (iv) restrict the disclosure or availability of the Confidential Information to those who have read and understand this Agreement and who have a need to know the information in order to achieve the purposes of this Agreement without the prior consent of the Company; (v) not copy or modify any Confidential Information without prior written consent of the Company, provided, however, that such copy or modification of any Confidential Information does not include any modifications or copying which would otherwise prevent the Executive from performing his/her duties and responsibilities to the Company; (vi) take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; and (vii) relinquish and require all of its employees to relinquish all rights it may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly delivery to the Company any such matter as the Company may direct at any time, and not retain any copies or other reproductions thereof.

(c) Executive further agrees (i) that Executive shall promptly disclose in writing to the Company all ideas, inventions, improvements and discoveries which may be conceived, made or acquired by Executive as the direct or indirect result of the disclosure by the Company of the Confidential Information to Executive; (ii) that all such ideas, inventions, improvements and discoveries conceived, made or acquired by Executive, alone or with the assistance of others, relating to the Confidential Information in accordance with the provisions hereof and that Executive shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement; (iii) that Executive shall assist in the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

(d) Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which the Executive can show (i) at the time of disclosure, is in the public domain as evidenced by printed publications; (ii) after the disclosure, enters the public domain by way of printed publication through no fault of the Executive; (iii) by written documentation was in its possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or (iv) by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential. The foregoing exceptions shall apply only from and after the date that the information becomes generally available to the public or is disclosed to the Executive by a third party, respectively. Specific information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If the Executive intends to avail himself/herself of any of the foregoing exceptions, the Executive shall notify the Company in writing of his/her intention to do so and the basis for claiming the exception.

(e) Upon written request of the Company, Executive shall immediately return to the Company all written materials containing the Confidential Information as well as any other books, records and accounts relating in any manner to the Company or the Business. Executive shall also deliver to the Company written statements signed by Executive certifying all materials have been returned within five days of receipt of the request.

9. ACKNOWLEDGMENT BY EXECUTIVE. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Agreement are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained herein (including without limitation the length of the term of the provisions of the covenant not to compete) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained herein will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms hereof. The Executive further acknowledges that the restrictions contained herein are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company’s successors and assigns.

10. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Sections 7 and 8 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 7 and 8 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess. In addition, upon any violation of the covenants contained in Sections 7 and 8, all severance payments and benefits to which the Executive may be entitled to hereunder shall immediately cease and be without further force and effect.

11. SURVIVAL. The provisions of Sections 7 through 24 shall survive the termination of this Agreement, as applicable.

12. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent to the addresses set forth in the introductory paragraph of this Agreement, or to such other address as either party hereto may from time to time give notice of to the other.

13. HEADINGS. All sections and descriptive headings of this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute on e and the same instrument.

15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its Affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

16. GOVERNING LAW. This Agreement is to be construed and enforced according to the laws of the State of Florida. The prevailing party shall be entitled to recover legal fees and costs from the other party in any dispute hereunder. The parties agree to accept any service of process by mail and to the exclusive venue of courts of competent jurisdiction located in Broward County, Florida in any dispute arising out of the employment by the Company of the Executive, compensation or any damages in respect thereof.

17. CONSTRUCTION. This Agreement shall not be construed more strictly against one party than the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Company and Executive have contributed substantially and materially to the negotiation and preparation of this Agreement.

18. SEVERABILITY. Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement or any such other instrument.

19. NON-ASSIGNABILITY. The Executive shall not have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

20. BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

21. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

22. INDEMNIFICATION. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Executive is or was a trustee, director or officer of the Company or any subsidiary of the Company or is or was serving at the request of the Company or any subsidiary as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

23. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

24. NON-DISPARAGEMENT. During the term of Executive’s employment and thereafter, neither the Executive nor the Company’s, directors and officers shall disparage each other.

25. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY ENTERING INTO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR OUT OF THE EMPLOYMENT OF EXECUTIVE BY THE COMPANY, COMPENSATION OR ANY DAMAGES IN RESPECT THEREOF.

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INZON, INC.

By:	/s/ David Levy
David Levy
Chairman

Executive

By:	/s/ Sydney D.(Trip) Camper III
Sydney D.(Trip) Camper III
President & CEO